EXHIBIT 16.1

                        Letterhead of S.W. Hatfield, CPA



                                  June 26, 2007


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

     On June 26, 2007, this Firm received a draft copy of a Form 8-K to be filed by American Ammunition, Inc. (Company) (SEC File #0-32379, CIK #1123648) reporting an Item 4.01-Changes in Registrant's Certifying Public Accountant.

     We have no  disagreements  with the statements  made in the draft Form 8-K,
Item 4.01 disclosures provided to us.


Yours truly,

/s/ S.W. Hatfield, CPA
---------------------------------
S.W. Hatfield, CPA
Dallas, Texas


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                        Letterhead of S.W. Hatfield, CPA


June 26, 2007


Board of Directors
American Ammunition, Inc.
3545 NW 71st Street
Miami, FL 33174

RE:      SEC File # 0-32379
         CIK # 1123648


Gentlemen:

     Pursuant to the partner rotation rules and requirements of both the U.S. Securities and Exchange Commission and Sarbanes-Oxley Act of 2002, we wish to inform you that the certified public accounting firm of S.W. Hatfield, CPA is unable to continue as your auditors, effective immediately.

     Accordingly, we hereby tender our resignation as the auditor of record for American Ammunition, Inc. (SEC File #0-32379, CIK # 1123648).

     Further, by copy of this letter to the U.S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between American Ammunition, Inc. (Company) (SEC File #0-32379, CIK # 1123648) have ceased.


Yours truly,

/s/ S.W. Hatfield, CPA
--------------------------------------
S.W. Hatfield, CPA

SWH/

 Cc:     Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, NW
         Washington, DC 20549